EXHIBIT 99.1

March 19, 2026

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Christopher Caldwell, CEO at 802-334-7915

Trading Symbol:  CMTV

(Traded on The Nasdaq Stock Market LLC)

Community Bancorp. the parent company of Community National Bank, has declared a dividend of $0.25 per share payable May 1, 2026 to shareholders of record as of April 15, 2026.

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.